EXHIBIT 10.26
          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. ASterisks deonte ommissions.

                    DIGITAL SOFTWARE INTEGRATION CENTER
                          SOURCING AGREEMENTAGREEMENT


        This Digital Software Integration Center Sourcing Agreement ("Agreement") shall be effective as of the 1st day of November 1998 (the "Effective Date") by and between General Instrument Corporation, a Delaware corporation having its principal place of business at 101 Tournament Drive, Horsham, PA 19044 ("GI") and Spyglass, Inc., a Delaware corporation having its principal place of business at 1240 East Diehl Road, Naperville, Illinois 60563 ("Spyglass"). GI and Spyglass are hereafter sometimes referred to herein collectively as "Parties" and individually as a "Party."


                                 RECITALS

        WHEREAS, GI has designed and developed cable television set-top terminals and GI offers developers of applications for such set-top terminals assistance in connection with the development and integration of such applications; and

        WHEREAS, GI desires to take advantage of Spyglass' expertise in Internet and real time operating systems technologies (including Personal Java and Windows CE) and GI desires Spyglass to assist GI in connection with the providing of such integration services to entities desiring to create applications for General Instrument's set-top terminals; and

        WHEREAS, in order to assist GI in providing such services, Spyglass shall create and operate a Digital Software Integration Center ("DSIC") to provide development and integration assistance to third party developers; and

        WHEREAS, Spyglass has organized Spyglass DSIC, Inc., as a subsidiary (the "Subsidiary") for the purpose of operating and managing the DSIC in accordance with the terms of this Agreement; and

        WHEREAS, contemporaneously with the execution of this Agreement, Spyglass, the Subsidiary and GI are entering into an Operating Agreement for the purpose of establishing certain rights and obligations with respect to the Subsidiary.

        NOW, THEREFORE, in consideration of the mutual provisions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   1.   DEFINITIONS.

        1.1 "Affiliate" shall mean any entity that controls, is controlled by or is under common control with a Party, with control being defined as at least fifty percent (50%) equity ownership or the ability, contractual or otherwise, to dictate or manage the day to day affairs of the controlled party.

        1.2 "Confidential Information" shall mean proprietary marketing, technical, or business information, including, without limitation, component and product specifications, algorithms, quality assurance plans, testing and analysis output and results, marketing strategies, business plans and strategies, inventions (whether or not patented or patentable), cost and profit data, distribution and marketing plans, business and financial information, designs, diagrams, blueprints, charts, products and software.

        1.3 "Force Majeure" shall mean, without limitation, (a) any act of God, war, riot, fire, rupture, explosion, flood, strike, injunction, governmental action, inaction, or order, unavailability of materials, supplies or energy, or unscheduled outage or shut-down,
   (b) any lockout or other labor disturbance, even if such lockout or disturbance is within the power of a party to settle, or (c) any other cause, whether similar or dissimilar to the foregoing, which is beyond the reasonable control of a Party (or any Affiliate of such Party) claiming Force Majeure interference with the performance of such Party under this Agreement.

        1.4 "Management Committee" shall be a committee established pursuant to Section 4.1 of the Agreement consisting of *** of Spyglass and GI employees.

        1.5 "Materials" shall mean software, technical documentation, and other copyrightable materials generated by Spyglass in the course of its performance under this Agreement.

        1.6  "Person"  shall  mean  a  corporation,  an  association,  a partnership, an organization, a business, a limited liability company, an individual, a government or a political subdivision thereof or a governmental agency.

        1.7 "Set-Top Terminal" shall mean a cable television Set-Top Terminal developed by GI and distributed under the designation ***, or any other similar digital product developed by GI.

        1.8 "Work" shall mean the performance by Spyglass of the tasks connected with or arising out of the operation of the DSIC, including the services specified in Article 2.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

  2.   SPYGLASS' OBLIGATIONS.
        2.1 Creation and Staffing of DSIC. Spyglass shall establish a DSIC which will provide the following services to GI:

             a. Assist GI and third party developers in resolving design and analysis issues concerning the Set-Top Terminal architecture.

             b. Provide technical support to application developers and GI customers (but not end-users) purchasing the Set-Top Terminals.

             c. Test applications designed to run on the Set-Top Terminals and to assist third party developers with the integration of such applications into a Set-Top Terminal.

             d. Test and certify that applications developed for a Set-Top Terminal operate on a designated platform.

             e.   Any  other   tasks  that   the  Management   Committee
                  determines in accordance with Section 4.1 should be performed by the DSIC.

        The particular tasks to be performed by the DSIC shall be set forth in a Statement of Work and the parties shall diligently work to complete such Statement of Work within six (6) weeks following the Effective Date.

        2.2 Facilities. The DSIC shall initially be set up in the greater Boston, MA area. Spyglass shall make temporary office and lab space available at *** to employees of GI that visit the DSIC. Spyglass shall provide access to general office services such as telephone, photocopiers, fax, etc. for such GI employees, customers and independent software vendors ("ISVs"). Spyglass shall make available, at GI's expense and upon its request and direction, dedicated office and lab space for GI employees, customers and ISVs.
    In the event that the Parties mutually agree that it is appropriate for Spyglass to establish a second DSIC or to relocate a portion of an existing DSIC to another location, the Parties shall negotiate in good faith to reach an agreement on the timing, location, and cost sharing arrangements for the operation of such additional DSIC.

        2.3 Capital Equipment. Spyglass shall be responsible for providing each employee assigned to the DSIC with the same amenities and equipment that are supplied to other Spyglass employees performing similar tasks on behalf of Spyglass apart from the DSIC. At a minimum, each employee shall be provided with access to a
   personal  computer,  telephone,  e-mail  capabilities,  and   copying
   machines.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

        2.4 Business Entities. Pursuant to the Operating Agreement, which is being executed contemporaneously herewith, Spyglass shall establish the Subsidiary, ninety percent (90%) of the stock of which shall be owned by Spyglass, with the remaining ten percent (10%) to be owned by GI. The sole responsibility of the Subsidiary shall be to operate and manage the DSIC. The employees described in Article 4 that are assigned to work in the DSIC shall be employees of such subsidiary. The terms of the option to purchase the Subsidiary shall be set forth in the Operating Agreement

        2.5 Delivery of Technology and Equipment. Spyglass shall purchase and deliver to the DSIC the first *** of hardware and equipment necessary for the implementation of a cable system network (including head end, Set-Top Terminals, cabling, etc.), other capital equipment, software and other technology of GI which is necessary or useful to enable the personnel assigned to the DSIC to operate, test, prototype and understand the operation of the Set-Top Terminals in order to perform the Work and all computers, software, equipment and office supplies for the GI employees, contractors and ISVs working in the DSIC. GI shall make its equipment and technology available to Spyglass ***. To the extent the aggregate cost of said technology and equipment exceeds ***, GI shall purchase and deliver same to the DSIC.

   3.   GI's OBLIGATIONS.

        3.1 GI Personnel. GI shall make appropriate personnel available to assist Spyglass in gaining an understanding of the design and operation of the Set-Top Terminals. Such personnel shall be available Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m. Eastern Standard Time.

   4.   PROJECT MANAGEMENT.

        4.1 Project Manager. GI and Spyglass shall each appoint a dedicated, full-time Project Manager and an alternate Project Manager who has the authority to assume the duties of the Project Manager in the event the Project Manager is not available. Spyglass' Project Manager shall be responsible for overseeing the day-to-day operation of the DSIC. All communications between the Parties concerning the day-to-day operation of DSIC shall be made through the respective Project Managers. Each Party shall have a right to change its Project Manager upon a minimum of thirty (30) days' prior written notice to the other Party and subject to the other Party's approval, which approval shall not be unreasonably withheld.

        4.2 Management Committee. GI and Spyglass shall establish a DSIC Management Committee each consisting of a mutually agreed upon *** of

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   employees of Spyglass and GI. Such committee shall be responsible for the oversight of the DSIC. The committee shall be comprised of at least *** from each Party (which in the case of Spyglass at least *** of which shall be a Subsidiary employee) and at least *** from each Party. During the first year of this Agreement, the Management Committee shall meet on a quarterly basis at the facilities of the DSIC or as otherwise agreed. The Management Committee shall be responsible for establishing goals and objectives of the DSIC, but shall not be responsible for the day to day operation of the DSIC which will be operated by Spyglass. Each Party shall have the right to change its representatives on the Management Committee upon notice to the other Party. A majority vote of the members of the Management Committee is required in order to take any action.

        4.3 Personnel. Spyglass shall staff the DSIC with the personnel listed in Exhibit C. Exhibit B lists the minimum qualifications of each Position. Spyglass shall be solely responsible for the hiring and training of all such personnel and for the payment of all wages and benefits for all the employees listed above. With the exception of any Specialists listed in Exhibit B that will provide assistance on limited and/or intermittent aspects of the Work, each of the personnel identified above shall devote their full time and effort and shall be dedicated to the operation of the DSIC.

        4.4 Reassignment of Personnel. Spyglass shall have the right, with the consent of GI which shall not be unreasonably withheld, to reassign personnel of the Subsidiary working in the DSIC to other jobs at Spyglass; provided, however, that Spyglass shall not have the right to reassign the employees listed in Exhibit D (the "Key Employees") without the prior written consent of GI. Any reassigned personnel shall be promptly replaced with another employee having the necessary skills and training to perform tasks to which such person is assigned. In the event that GI requires any confirmation with respect to the qualifications of such replacement personnel, Spyglass agrees to make resumes and other appropriate information available to GI upon its request. Notwithstanding anything to the contrary above, Spyglass shall have the right to temporarily (i.e., for up to thirty
   (30) business days) reassign an employee of the Subsidiary to work on non-DSIC matters for Spyglass and to assign a skilled, trained and qualified replacement during such temporary period. In the event that any employee (including employees listed in Exhibit D (the "Key Employees")) of the Subsidiary terminates his/her employment with the Subsidiary or the Subsidiary terminates such employment, the Subsidiary shall have the right to hire a qualified person to replace such departing employee.

          4.5 Replacement of Spyglass Personnel. If GI determines in good faith that the continued assignment of any Spyglass employee or subcontractor performing or providing Work is not in accordance with the requirements and standards set forth in

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   this Agreement, GI shall deliver a notice to Spyglass requesting replacement of such employee. Promptly after its receipt of such request by GI, Spyglass will investigate the matter stated in the request and discuss its findings with GI. If GI still, in good faith, requests replacement of such employee, Spyglass will replace that employee with one of suitable ability and qualifications reasonably acceptable to GI. Nothing in this Agreement shall be deemed to give GI the right to require Spyglass to terminate any Spyglass employee's employment; but is intended only to give GI the right to request that Spyglass discontinue using a specific employee in the performance of the Work.

        4.6 Use of Subcontractors. The Parties acknowledge that Spyglass shall have the right to engage subcontractors to satisfy the minimum staffing requirement set forth in this Article 4. Spyglass shall remain responsible for the performance of all obligations performed directly by such subcontractors to the same extent as if such obligations were performed by Spyglass employees. Spyglass shall not disclose any Confidential Information of GI to said subcontractors unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information by executing GI's form of Non-Disclosure Agreement, which is attached hereto as Exhibit F. Any modifications to said Non-Disclosure Agreement shall require the express written agreement of GI prior to the subcontractor performing any Work. *** relating to such subcontractors will be charged to GI except as otherwise specifically agreed to herein.

        4.7 Spyglass' Employees. As mutually agreed, Spyglass may augment the personnel assigned to the DSIC with other Spyglass employees on an as-needed basis. GI shall be charged the rates set forth in Exhibit B for all Work performed by such additional Spyglass employees. GI shall have the right to request that Spyglass discontinue the use of such additional employees and Spyglass shall comply with such request.

        4.8 No joint employment. It is understood that personnel assigned to perform the Work shall be employed solely and exclusively by the Subsidiary or Spyglass and all GI employees used in performing GI's obligations of this Agreement shall be employed solely and exclusively by GI. Thus, GI and Spyglass shall not be considered a joint employer of any employee.

   5.   PAYMENT TERMS.

   5.1 Payment for DSIC Personnel. On a ***basis, Spyglass will prepare and provide to GI an invoice for the applicable personnel that performed services on behalf of the Subsidiary in the ***. In consideration of the performance of the obligations set forth in this Agreement, including, but not limited to, Spyglass' compliance with the staffing requirements described in Section 4.3, GI shall pay Spyglass for the Work performed

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   during the *** in accordance with the charges set forth in Spyglass' invoice, based upon a daily rate equal to the amounts listed in the Payment Schedule set forth in Exhibit B divided by 260. In accordance with Section 5.3, in the event Spyglass performs the Work in accordance with the terms hereof, GI shall make the following payments to Spyglass: a minimum of *** (individually the "Minimum Payment" and collectively the "Minimum Payments"). Except as otherwise provided in Section 11.5, GI's aggregate responsibility for Minimum Payments hereunder for dedicated personnel and Spyglass Specialists pursuant to Section 5.4, shall be limited to twenty million dollars ($20,000,000) during the Term. In the event GI incurs twenty million dollars ($20,000,000) in Work performed hereunder, its total Minimum Payment obligations shall be completely fulfilled and discharged, and shall supercede the obligation to make complete the Minimum Payment obligation of any individual annual period. The Parties also agree to periodically consider other fee arrangements, including performance-based billing as an alternative to the time-based charges specified in this Agreement.

        5.2 Payment Terms. GI shall pay all undisputed amounts within *** days of receipt of an invoice from Spyglass. All such payments shall be made in U.S. dollars by check mailed to Spyglass' principal office identified above or by wire transfer to a bank designated by Spyglass. Any amount not paid when due shall bear a late payment charge, until paid, at the rate of *** per annum. In the event that any such amounts are not paid, Spyglass shall provide notice to GI. If GI fails to make appropriate payment by the *** business day following receipt of such notice, Spyglass shall have the right to suspend the operation of DSIC but in the event of such suspension, GI shall not be relieved of its obligation to make such payments. GI shall pay Spyglass the amount of all governmental taxes, excises, duties and/or other charges (except taxes on or measured by the net income of Spyglass) that Spyglass may be required to pay with respect to the production, sale or transportation of any Materials delivered or any services performed hereunder. If, during the Term, any such taxes, excises, duties and/or charges are imposed upon and required to be paid by Spyglass which were not in effect as of the commencement of the Agreement, and if GI reasonably deems such new taxes, excises, duties and/or charges to be excessive, GI reserves the right to terminate the Agreement, upon *** days' prior notice.

        5.3 Calculation of Minimum Payments. At the end of each calendar year of the Term, the Parties shall review the dollar value of the Work performed and invoices paid in relation to the Minimum Payments. GI shall be obligated to make the Minimum Payments set forth in Section 5.1, only in the event that Spyglass performs the Work and provides acceptable invoices totaling at least *** of the annual Minimum Payment for the applicable calendar year. In the event that Spyglass fails to provide this level of Work, GI shall be obligated to make payment only in the amount of the actual Work performed and accurately billed, rather than the specified Minimum Payment.

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

        5.4 Additional Personnel Charges. In the event that Spyglass agrees to provide any additional services or assign its personnel on a temporary basis to the DSIC, such personnel shall be provided at the rates set forth in Exhibit B. Such amounts for extra personnel shall be billed on a ***basis at the end of each ***and payments of such amounts are due within *** days of receipt of an invoice from Spyglass.

        5.5 Additional Expenses. GI shall reimburse Spyglass for all out-of-pocket expenses incurred by Spyglass in leasing, constructing, and operating the space (including general office services) in the DSIC dedicated to the GI employees, customers, and ISVs. GI shall be responsible for reimbursing Spyglass for any out-of-pocket costs incurred by any Spyglass employee performing Work incurred in connection with any travel (transportation, lodging, meals, etc.) by such employee. In addition, GI shall be responsible for paying for any equipment and/or software that Spyglass is obligated to purchase for the Subsidiary employees that it does not purchase for its other employees. Such costs shall be paid within *** days of receipt of an invoice from Spyglass. GI shall also pay all reasonable and necessary costs incurred by Spyglass in the temporary or permanent relocation of employees that are relocated at the request of GI. Spyglass shall be responsible for all other costs incurred in connection with the performance of the Work.

   6.   ***.

   GI expects, ***. The ***taken as a whole, are ***. In addition, if ***. If Spyglass enters into ***, then Spyglass shall promptly notify GI, and GI shall have the right to ***. If any ***. GI *** may request *** signed by Spyglass's Chief Financial Officer, and Spyglass will comply ***, to insure that ***.

   7.   CONFIDENTIAL INFORMATION.

   GI and Spyglass entered into a Non-Disclosure Agreement dated March 4, 1998 ("NDA") for the purpose of protecting the confidentiality of proprietary information disclosed by either Party ("Discloser") to the other Party ("Recipient") in connection with a potential business relationship between the parties relating to Spyglass' internet technology, applications, and/or services for use with GI's digital set top terminals.

   In connection with the NDA and this Agreement, the Parties have disclosed and furnished and in the future may disclose or furnish to each other Confidential Information. Confidential Information does not include information that: (a) is or becomes part of the public domain through no fault or breach on the part of the Recipient, any of its subsidiaries, affiliates or persons to whom Confidential Information is disclosed; (b) was known to Recipient or any of its subsidiaries or affiliates free of any obligation of confidentiality at the time of Discloser's communication thereof to Recipient and such knowledge can be proven by appropriate evidence; (c) is subsequently rightfully obtained by Recipient or any of its subsidiaries or affiliates from a third party without an obligation to keep such information confidential; (d) is independently developed by Recipient or any of its subsidiaries or affiliates without the use of any Confidential Information or any breach of this Agreement or the NDA; (e) is approved in writing for public release by Discloser; or (f) is required to be disclosed by governmental or judicial action, provided that the Recipient has first given Discloser reasonable notice of such requirement and fully cooperates with Discloser in seeking confidential treatment for any such disclosure.

   Confidential Information provided in tangible form shall be clearly marked as proprietary. With respect to any Products, any technical information, including but not limited to circuit layout, design, or software, embedded in any such Product is Confidential Information notwithstanding the absence of any proprietary marking on such Product. Confidential Information provided orally will be considered proprietary if Discloser says it is proprietary at the time of oral disclosure and summarizes it in a proprietary writing provided to Recipient within thirty (30) days of the oral disclosure. All of the protection and restrictions contained in this Agreement as to the use and disclosure of Confidential Information shall apply during said thirty (30) day period.

   Recipient shall:
        (a) hold Confidential Information in confidence using the same degree of care as it normally exercises to protect its own proprietary information,
        (b) restrict disclosure and use of the Confidential Information to employees (including any contractors or consultants) with a need-to-know, and not disclose it to any other parties,
        (c) advise those employees, contractors and consultants of their confidential obligations with respect to the Confidential Information and that such disclosures are subject to the terms and conditions of this Article,
        (d) not copy, duplicate, reverse engineer or decompile Confidential Information, and
        (e) use the Confidential Information only in furtherance of performance under this Agreement and shall not use Confidential Information for its own benefit.

   Neither the disclosure nor furnishing of Confidential Information by either Party shall be construed as granting to the Recipient either expressly or by implication, estoppel or otherwise, any license or right to make use of such Confidential Information, except as otherwise expressly provided in this Agreement, and Recipient agrees that neither it nor any of its subsidiaries, affiliates, officers, directors, employees, agents or representatives will make use thereof without the specific and express written consent of Discloser prior to such use. Furthermore, Recipient agrees that the Confidential Information is the sole property of the Discloser and that Recipient has no proprietary interest in such information whatsoever.

   WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT OF DISCLOSER'S WRITTEN REQUEST, RECIPIENT SHALL RETURN TO DISCLOSER ALL CONFIDENTIAL INFORMATION AND ALL MATERIALS CONTAINING CONFIDENTIAL INFORMATION, INCLUDING BUT NOT LIMITED TO DOCUMENTS, DRAWINGS, PROGRAMS, LISTS, MODELS, RECORDS, COMPILATIONS, NOTES, EXTRACTS AND SUMMARIES, WHETHER PREPARED BY DISCLOSER OR RECIPIENT, OR ANY OF ITS SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES, EXCEPT FOR ONE COPY WHICH MAY BE RETAINED IN THE FILES OF THE PATENT OR LAW DEPARTMENT OF RECIPIENT, OR AT THE OPTION OF DISCLOSER, SHALL DESTROY SUCH CONFIDENTIAL INFORMATION AND MATERIALS AND PROVIDE DISCLOSER WITH AN AFFIDAVIT ATTESTING TO SUCH DESTRUCTION.

   Obligations imposed by this Article shall survive for a period of five (5) years after termination or expiration of this Agreement for any reason.

   Recipient acknowledges and agrees that unauthorized use or disclosure of Confidential Information may cause serious, irreparable and significant harm, damage or loss to Discloser which will be difficult or impossible to ascertain. Accordingly, Recipient agrees that Discloser shall have, in addition to all other remedies at law or in equity, the right to seek immediate injunctive relief to enforce Recipient's obligations under this Agreement.

   Each Party agrees that it will not export or re-export, directly or indirectly, any of the other Party's Confidential Information or any products or materials of the other Party's to any country for which the United States of America, at the time of export or re-export, requires an export license or other governmental approval, without first obtaining such license or approval.

   The terms and conditions of this Article supersede all prior agreements between the Parties with respect to the subject matter hereof, including the NDA, and any disclosures made under the NDA shall be governed by the provisions of this Article.

   8.   REPRESENTATIONS, WARRANTIES AND LIMITATIONS OF LIABILITY.

        8.1Representation   and  Warranties.  Spyglass  represents   and
   warrants to GI that:

        i) all Work shall be performed in accordance with each of the terms and conditions set forth in this Agreement, including, but not limited to, the SOW;
        ii) it and its performance of the Work shall comply with all applicable laws;
        iii) the Work shall be performed in a professional manner and of a high quality, consistent with the Internet industry standards; and
        iv) its computer systems will allow Spyglass to continue to do business as a viable entity and to accurately process date/time data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations
        v) that all Materials prepared by Spyglass in the performance of the Work will

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

             accurately process correctly inputted date/time data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries and the years 1999 and 2000, including leap year calculations and Spyglass makes no other representation or warranty regarding Year 2000 Compliance. In the event of any breach of this warranty, Spyglass shall restore the Materials to the same level of performance as warranted herein, or repair or replace the Materials with conforming Materials so as to minimize interruption to GI and its customers' ongoing business processes, at Spyglass' sole cost and expense.

        vi) that the prices charged to GI for any licenses and/or other intellectual property rights are in compliance with the requirements of Article 6.

        8.2 Joint Representations. GI and Spyglass hereby each represent and warrant that it has all requisite corporate power and authority to enter into this Agreement and to perform the obligations set forth herein. In addition, each Party hereby represents and warrants that the execution, delivery and performance of this Agreement will not result in a violation of any agreement to which such Party is subject. EXCEPT AS PROVIDED ABOVE, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES CONCERNING THE WORK TO BE PROVIDED HEREUNDER OR ANY SOFTWARE OR OTHER PRODUCTS TO BE DEVELOPED HEREUNDER AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, ARISING OUT OF THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF
   MERCHANTABILITY,   FITNESS    FOR   ANY    PARTICULAR   PURPOSE    OR
   NON-INFRINGEMENT.

        8.3 Limitation of Liability. EXCEPT FOR PAYMENTS SPECIFIED IN EXHIBITS B AND C TO THIS AGREEMENT AND AS PROVIDED BELOW IN ARTICLES 9 AND 10, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY CAUSE WHATSOEVER WHERE THE AGGREGATE LIABILITY FOR DIRECT DAMAGES ARISING HEREUNDER DURING THE TERM IS LESS THAN ***. IN THE EVENT THE AGGREGATE LIABILITY FOR DIRECT DAMAGES ARISING HEREUNDER DURING THE TERM EXCEEDS ***, EITHER PARTY SHALL BE RESPONSIBLE FOR ALL DIRECT DAMAGES UP TO A MAXIMUM OF ***. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF DATA, PROFITS, LOSS OF USE, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR OTHER INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 8 WILL NOT APPLY WITH RESPECT TO: (I) DAMAGE OCCASIONED BY THE
   WILLFUL MISCONDUCT OF A PARTY; (II) CLAIMS THAT ARE SUBJECT TO THE INDEMNIFICATION PROVISIONS SET FORTH HEREIN; OR (III) DAMAGES OCCASIONED BY THE BAD FAITH TERMINATION OF THIS AGREEMENT BY EITHER PARTY. EACH PARTY SHALL HAVE A DUTY TO MITIGATE DAMAGES FOR WHICH THE OTHER PARTY IS RESPONSIBLE.

   9.   GENERAL INDEMNIFICATION AND INSURANCE.

        9.1 By Spyglass. Spyglass shall defend, indemnify, and hold GI, its subsidiaries and Affiliates, and each of their respective employees, officers, directors, attorneys, agents, and representatives, harmless from and against any and all claims, liabilities, expenses, losses, demands, damages, fines, penalties, and causes of action of every kind and character from any cause whatsoever, made, incurred, sustained, or initiated by any Person (including any Spyglass employee, contractor, representative or any of their respective family members), arising out of, incident to, or in connection with the performance, non-performance, or purported performance by Spyglass of this Agreement, or breach of its terms except to the extent attributable to the negligence or willful misconduct of GI.

   The obligations of this clause shall survive termination of this Agreement.

        9.2 By GI. GI shall defend, indemnify, and hold Spyglass, its subsidiaries and Affiliates, and each of their respective employees, officers, directors, attorneys, agents, and representatives, harmless from and against any and all claims, liabilities, expenses, losses, demands, damages, fines, penalties, and causes of action of every kind and character from any cause whatsoever, made, incurred, sustained, or initiated by any Person (including any GI employee, contractor, representative or any of their respective family members), arising out of, incident to, or in connection with the performance, non-performance, or purported performance by GI of this Agreement, or breach of its terms except to the extent attributable to the negligence or willful misconduct of Spyglass.

        9.3 Minimum Acceptable Levels of Insurance. Each Party shall, at all times during the Term, at its sole cost and expense, and thereafter for so long as is reasonable and customary in the industry, or for such shorter period as the other Party requests, in consideration of the particular circumstances, carry and maintain the insurance coverage listed below with insurers having a "Best's" rating of A+X or better:

        a)   Workers'   Compensation   insurance   as   required   under
             applicable state law including Employer's Liability $100,000 (per accident) $500,000 (disease - policy limit) $100,000 (disease - per employee);

        b) Commercial General Liability insurance covering claims for bodily injury, death, personal injury or property damage occurring or arising out of the performance of this Agreement, including coverage for independent contractor's protection (required if any work will be subcontracted), premises-operations, products/completed operations and contractual liability

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

             with respect to the liability assumed by each Party hereunder. The limits of insurance shall not be less than:

             Each Occurrence               ***
             General Aggregate Limit       ***
             Products- Completed Broad
              Form Property Damage         ***
             Personal and Advertising
              Injury Limit                 ***

        c) Errors and Omissions coverage sufficiently broad enough to include the Work, and specifically software development and certification with limits of insurance not less than ***.

        d) Should performance of this Agreement involve any use of automobiles, comprehensive automobile liability insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles with limits of not less than *** Combined Single Limit (Bodily Injury/Property Damage) for bodily injury and property damage.

        9.4 Waiver of Subrogation; Evidence of Insurance. Each Party agrees that its, its insurer(s) and anyone claiming by, through, under or in such Party's behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party's affiliates, directors, officers employees and customers based on any loss or liability insured against under the insurance required by this Agreement. The insurance limits required in this Article may be obtained through any combination of primary and excess or umbrella liability insurance. The insured Party shall forward to the other Party, certificates of such insurance upon execution of this Agreement and upon any renewal of such insurance during the Term. The certificates shall provide that (a) the other Party be named as an additional insured as its interests may appear with respect to this Agreement, (b) thirty (30) days' prior written notice of cancellation of, material change or exclusions in the policy to which certificates relate shall be given to the other Party, and (c)
   coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by the other Party. The fulfillment of such obligations, however, shall not otherwise relieve the insured Party of any liability assumed hereunder or in any way modify the insured Party's obligations to indemnify the other Party or end users under this Agreement.

        9.5 Maintenance of Existing Coverage. Spyglass shall not at any time after the expiration or termination of this Agreement take any action to alter, impair or cancel any insurance coverage that may apply with respect to the period during which this Agreement was in effect.

   10.  INTELLECTUAL PROPERTY INDEMNIFICATION.

        10.1 Spyglass Indemnity. Spyglass agrees to indemnify, defend and hold harmless GI, from and against any claims by third parties to the extent based on a claim that any Work performed or Materials provided by Spyglass: (a) infringes a copyright, or patent, or (b) constitutes a misappropriation of another party's trade secret or other proprietary information. Spyglass will bear the expense of such defense and pay any Losses attributable to such claim. Notwithstanding anything to the contrary elsewhere in this Section 10.1, Spyglass will have no obligation under this Article with respect to any Losses arising from or in connection with any such claim to the extent such Losses are caused by:

             a.   modifications of Materials by GI or its agents; or

             b. GI's subsequent combination of any Materials with, or operation or use thereof in combination with, items not furnished or specified by Spyglass (other than the combination thereof with other items required to enable such item to be used by GI for its intended purposes);

             c.   Spyglass' complying with specifications of GI; or

             d. a breach of the terms of this Agreement by GI, material to the claims of Losses incurred by Spyglass.

        10.2 GI Indemnity. GI agrees to indemnify, defend and hold harmless Spyglass against any claims to the extent based on a claim that (1) GI provided software, or (2) any other software that Spyglass is required by GI to use under this Agreement or any part thereof, (a) infringes a copyright or patent or (b) constitutes a misappropriation of another party's trade secret or other proprietary or information. GI will bear the expense of such defense and pay Losses attributable to such claim. Notwithstanding anything to the contrary elsewhere in this Section 10.2, GI will have no obligation under this Article with respect to any Losses arising from or in connection with any such claim to the extent such Losses are caused by:

             a. modifications made by Spyglass or its agents to an item provided by or for GI (other than modifications made by or at the specific direction of GI);

             b. the combination thereof by Spyglass or its agents with, or the operation or use thereof in combination with, items not furnished or specified by GI (other than the combination thereof with other items required to enable such item to be used by Spyglass for its intended purposes); or

             c. a breach of the terms of this Agreement by Spyglass material to the claims or Losses incurred by GI.

        10.3 Rights of Indemnitor. If any software, hardware or other materials becomes the subject of a claim under this Article, or in the indemnitor's reasonable opinion is likely to become the subject of such a claim, then the indemnitor may, at its option, (i) replace or modify the software, hardware or other materials to make it non-infringing or may cure any claims of misuse of another's trade secret, or (ii) procure for the indemnitee the right to continue using the software or hardware or other materials pursuant to this Agreement, or (iii) replace the software or hardware with reasonably equivalent software or hardware, acceptable to the indemnitee, which is non-infringing or which is free of claimed misuse of another's trade secret or (iv) modify the Work or Materials to eliminate the infringing activity.

        10.4 Indemnification Procedures.

             a.   Notice and Control.   The indemnification  obligations
                  set forth in Articles 9 and 10 will not apply unless the Party claiming indemnification:

                  (i) Notifies the other Party promptly of any matters in respect of which the indemnity may apply and of which the notifying Party has actual knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, that the failure to so notify will only relieve the indemnitor of its obligations under this article if and to the extent that the indemnitor is prejudiced thereby; and

                  (ii) Gives the other  Party reasonable opportunity  to
                       control the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided that, the indemnitee will have the right to participate in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee's cost and expense.

             b. The indemnitor will not be responsible for any settlement or compromise made without its consent. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

   11.  TERM.

        11.1 Term. The initial term of this Agreement will begin on the Effective Date and will terminate on October 31, 2001 (the "Term"). GI may, upon at least six (6) months' prior written notice to Spyglass, elect to extend the Term for an additional period of one
   (1) year. The Minimum Payment for this renewal period shall be ***. During the renewal period, the Payment Schedules set forth in
   Exhibits B and C shall increase by *** over the immediately preceding annual period.

        11.2 Termination for Change of Control. GI shall have the right to terminate this Agreement in the event that: i) any of the companies listed on Exhibit E acquire beneficial ownership (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) of shares of Common Stock of Spyglass representing 20% or more of the outstanding Common Stock of Spyglass; or ii) GI exercises its purchase option under the Operating Agreement.

        11.3 Termination for Cause. This Agreement may be terminated prior to the expiration of its Term (i) by either Party in the event the other Party materially breaches a provision of this Agreement and the breaching Party fails to cure such breach, (including a failure to make payments when due) within thirty (30) days following receipt of notice of such breach from the non-breaching Party; (ii) by either Party in the event any assignment is made by the other Party for the benefit of creditors, or if a receiver, trustee in bankruptcy or similar officer shall be appointed to take charge of any and all of the other parties property, or if the other party files a voluntary petition under federal bankruptcy laws or similar state statutes or such a petition is filed against the other party and is not dismissed within sixty (60) days; (iii) if the Parties cannot agree upon a Statement of Work within the six (6) week period set forth herein, or as otherwise agreed to by the Parties.

        11.4 Termination based on Economic Conditions. At any time after the first anniversary of the Effective Date, GI may terminate this Agreement upon *** days' prior written notice if it determines in its reasonable judgment that supply or market conditions will not support the continued development and/or production of its products that utilize the Work, provided that GI pays Spyglass upon termination, the dollar amount equal to ***.

        11.5 Effects of Termination.
             a.          Upon   expiration  or   termination   of   this
               Agreement for any reason, GI shall remain liable for any charges, payments or expenses due to Spyglass which accrued prior to the termination date. Upon any termination of this Agreement, in the event that any employees of the Subsidiary are not absorbed by Spyglass (which shall have the first right to hire the employees working for the Subsidiary) or GI, GI shall pay all reasonable costs incurred by Spyglass in connection with the termination of such personnel, which Spyglass would otherwise be obligated to pay pursuant to its severance policies then in effect. A copy of Spyglass' severance policies as of the Effective Date are attached hereto as Exhibit G, and Spyglass shall provide GI with each revision to said policies throughout the Term. In addition, GI shall pay any reasonable costs which Spyglass is obligated to pay with respect to any facilities or amenities provided to the Subsidiary personnel, as well as to the GI employees, customers and ISVs working in the DSIC.

             b.          Upon   expiration   or   temination   of   this
               Agreement for any reason, GI shall have the right but not the obligation, to purchase any equipment purchased by Spyglass pursuant to Section 2.5 at Spyglass' depreciated book value. Additionally, Spyglass agrees that it shall not under any circumstances, sell or transfer such equipment to any of the entities set forth in Exhibit E.

   12.  DISPUTE RESOLUTION.

        12.1 Management Committee Review. During the Term, disputes, controversies or claims may arise between the Parties. To minimize the expense to and impact on each party of formally resolving such disputes, controversies and claims, the following procedures shall be followed.

             a. If the Parties are unable to resolve a dispute, controversy or claim, upon the provision of notice by either party to the other Party, the matter will immediately be referred to the Management Committee.

             b. The representatives of the Parties on the Management Committee will meet within ten (10) business days of their receipt of the notice for the purpose of resolving the dispute, controversy or claim. Such Management Committee representatives will discuss the relevant issues and will attempt to negotiate a mutually satisfactory resolution in good faith, without using formal proceedings.

             c. During the course of negotiations, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, will be honored to advise a Party of the other's position.

             d. No formal proceedings for the resolution of a dispute, controversy or claim may be commenced until either or both of the appointed senior management representatives conclude in good faith that amicable resolution through continued negotiation of the matter is not likely.

        12.2 Continuation of Obligations. Except for failure to make payments or where clearly prevented by the dispute, both Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

        12.3 Arbitration.

             a. Procedures. Any dispute, controversy or claim arising out of or related to this Agreement that the parties are unable to resolve through informal discussions or negotiations as provided above in Section 12.1 will be submitted to binding arbitration.

             b. The Party requesting arbitration will notify the American Arbitration Association ("AAA") and the other Party in writing describing in reasonable detail the nature of the dispute, and will request that the AAA furnish a list of five (5) possible arbitrators who shall have at least five (5) years experience in information and cable television technology matters. Each Party shall have fifteen (15) days to reject two of the proposed arbitrators. If only one individual has not been so rejected, he or she shall serve as arbitrator; if two or more individuals have been so rejected, the AAA shall select the arbitrator from those individuals.

             c. The arbitration will be governed by the Commercial Arbitration Rules of the AAA, except as expressly provided in this Article. However, the arbitration will be administered by any organization mutually agreed upon by the Parties. If the Parties are unable to agree upon the organization to administer the arbitration, it will be administered by the AAA. The arbitrator may not amend or disregard any provisions of this Article.

             d.   The  arbitrator  will  allow  such  discovery  as   is
                  appropriate  to   the  purposes   of  arbitration   in
                  accomplishing fair, speedy and cost effective resolution of disputes. The arbitrator will reference the rules of evidence of the Federal Rules of Civil Procedures then in effect in setting the scope and direction of such discovery. The arbitrator will not be required to, but is not prohibited from, making findings of fact or rendering opinions of law.

             e. The arbitration shall be held in Delaware and shall commence within thirty (30) days or the earliest available date set by the AAA, whichever is earlier.

             f. The decision of an award rendered by the arbitrator will be final and binding on the Parties. Judgment on the award may be entered in and enforced by any court of competition jurisdiction.

             g. Each Party agrees to pay to bear joint and equal responsibility for all fees payable to the American Arbitration Association and the arbitrator with respect to any arbitration initiated hereunder.

             h. In no event shall the arbitrator hear or rule upon a demand for penalties or punitive damages. Punitive damages are expressly excluded from this arbitration provision and each Party agrees it has no right to recover, and hereby waives the right to recover, punitive damages from the other Party. Any award which includes or purports to include penalties or punitive damages shall be void as to the amount of penalties or punitive damages awarded.

        12.4 Enforcement. Other than those matters involving injunctive relief as a remedy, or any action necessary to enforce the award of the arbitrator, the provisions of this Section are a complete defense to any suit, action or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute, controversy or claim arising out of or related to this Agreement or the creation, validity, interpretation, breach or termination of this Agreement. Nothing in this Section prevents the Parties from exercising the termination rights set forth in this Agreement.


        12.5 Work During Arbitration. Spyglass shall continue to provide the Work in accordance with this Agreement, and GI will continue to make payments during the arbitration proceedings unless Spyglass is bringing an action under this Section for nonpayment by GI, in which case the continued provision of Work is contingent upon GI's placing the unpaid amounts in an escrow account pending resolution of the dispute.

        12.6 Enforcement; Immediate Injunctive Relief. The Parties agree that the exclusive method of dispute resolution is set forth in the procedures established in Section 12.3 and the rights and remedies provided in this Agreement are the exclusive rights and remedies for the Parties as against each other and there shall be no other rights or remedies whether they be in contract, tort, strict liability, equity or otherwise. The Parties agree that the only circumstances in which disputes between them will not be subject to the arbitration provisions of this Agreement are instances where the damages to a Party resulting from a breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is the only adequate remedy. If a Party files a pleading with a court seeking immediate injunctive relief and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the other Party.

   13.  GENERAL.

        13.1 Notices. Wherever one Party is required or permitted to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

        If to GI:                          with a copy to:

        General Instrument Corporation     General Instrument Corporation
        101 Tournament Drive               101 Tournament Drive
        Horsham, PA  19044                 Horsham, PA 19044

        Attn: Exec. VP, Business           Attn: Senior VP and General
        Development                        Counsel
             Phone: (215) 323-1112              Phone: (215) 323-1203
             Fax: (215) 323-1111           Fax: (215) 323-1293

             If to Spyglass:                    with a copy to:

             Spyglass, Inc.                Hale and Dorr LLP
             1240 East Diehl Road          60 State Street
             Naperville, Illinois 60563    Boston, Massachusetts 02109

             Attn:  Gary Vilchick          Attn: Michael J.Bevilacqua,
                                                 Esq.
             Phone: (630) 245-4610         Phone: (617) 526-6448
             Fax:  (630) 245-6697          Fax: (617) 526-5000

        All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten (10) days' prior written notice thereof to the other Party.

        13.2 Relationship of the Parties.

             a. Spyglass is and shall at all times during the Term remain, an Independent Contractor. This Agreement will not be construed as creating any partnership, agency relationship or other form of legal association that would impose liability upon one Party for the other Party's actions or failure to act. Spyglass has no authority, express or implied, to assume or create any obligations, responsibility, or liability on behalf of GI or to bind GI in any manner whatsoever and GI has no authority, express or implied, to assume or create any obligations, responsibility, or liability on behalf of Spyglass or to bind Spyglass in any manner whatsoever.

             b. Each Party shall be responsible for the management, direction and control of its employees and other agents and such employees and other agents will not be employees of the other Party.

             c. Except where and to the extent this Agreement expressly provides that Spyglass will perform certain identified services as agent for GI, the Work shall be performed under the control, management and supervision of Spyglass.

        13.3 Assignment. Neither Party may, or will have the power to, assign this Agreement or any of its rights or obligations hereunder
   without  the   prior   written  consent   of   the  other   Party.
   Notwithstanding any provision to the contrary, either Party will be permitted to assign all or any portion of its rights and obligations under this Agreement to:

             a. another entity that acquires all or substantially all of its assets;

             b.   an Affiliate; or

             c. a successor in a merger, acquisition or divestiture of all or a portion of such Party.

        Such assignment shall not relieve the assigning Party of its obligations under this Agreement. This Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as expressly permitted in this Agreement any other purported assignment of the rights or obligations of a Party hereunder shall be null, void and of no force or effect.

        13.4 Counterparts. This Agreement may be executed in one or more parts, all of which when taken together will constitute one single agreement between the Parties.

        13.5 Headings. The Section headings used in this Agreement are included for ease of reference and convenience and shall not be considered in interpreting or construing this Agreement.

        13.6 Compliance with Laws. Spyglass' performance under this Agreement, as well as all Work provided hereunder, shall comply with all applicable U.S. federal, state and local laws and ordinances, and all orders, rules, regulations and requirements thereunder.

        13.7 Governing Law.   This Agreement  shall be  governed by  and
   construed in accordance with laws of the State of Delaware, without regard to its choice of law provisions.

        13.8 Waiver. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such Party.

        13.9 Construction. The negotiating and drafting of this Agreement has been participated in by each Party and not by either Party to the exclusion of the other and, for all purposes, this Agreement shall be deemed to have been drafted jointly by the Parties. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

        13.10 Survival. The obligations and rights of the Parties set forth in Articles 5, 7, 9, 10, and 13, and Sections 8.2, 11.6, and
   12.3 shall survive any expiration or termination of this Agreement

        13.11  Severability.         Any  provisions  hereof  which  are
   prohibited or unenforceable in any jurisdiction shall, as to such jurisdictions, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        13.12 Excused Performance. A Party shall be excused from performing an obligation under this Agreement and shall not be considered in default to the extent such Party's performance has been prevented, in whole or in part, by (i) an act of Force Majeure, or
   (ii) the non-performance of any other Party to this Agreement; provided, however, that a Party shall not be so excused from the performance of its obligations under this Agreement to the extent that the other Party's non-performance is attributable to the Party seeking to be excused from the performance of its obligations under this Agreement failing to perform its obligations under this Agreement.

        13.13 Suspension of Performance. If either Party is prevented by Force Majeure from performing any of its obligations under this Agreement, other than making payments due and payable hereunder, it is agreed that upon such Party's providing written notice and full particulars of such Force Majeure to the other Party as soon as practicable after commencement of the occurrence of the cause relied on, the obligations of the Party giving such notice, so far as they are affected by such Force Majeure, shall be suspended but only during the continuation of such inability, and the affected Party shall undertake to remedy such cause or inability as soon as practicable.

        13.14 Force Majeure Notification. The notice referred to in the preceding Section shall be given by the Party claiming Force Majeure hereunder and shall describe the nature of the Force Majeure event, the extent of the impact on the ability of such Party to perform its obligations hereunder and the expected timetable for remedying the Force Majeure. If it appears that the Force Majeure cannot be remedied, the notice shall so state. Should any Force Majeure event occur, the Parties agree to cooperate to determine how such event can best be remedied to avoid, or minimize the duration of, any suspension hereof including, but not limited to, good faith negotiations to modify this Agreement to allow for the continuation of the affected performance. When the event of Force Majeure has ceased or been remedied, the Party whose performance has been affected shall provide written notice to the other Party stating that the Force Majeure event has ceased or been remedied.

        13.15 Press Release. Neither Party shall issue any form of news release regarding this Agreement or any other arrangement entered into in connection therewith, without the prior written consent of the other Party, which consent shall not be withheld unreasonably, except with respect to matters required to be disclosed pursuant to applicable securities laws.

        13.16 Entire Agreement. This Agreement and all Exhibits and attachments hereto as well as the NDA (in accordance with the provisions of Article 7) constitute the final written expression of all terms of the Agreement relating to the transactions described herein. This Agreement supersedes all previous communications, representations, agreements, promises or statements, either oral or written, with respect to such transactions. No addition to or modification of any provision of this Agreement will be binding unless made in writing and signed by both Parties.

   IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


   GENERAL INSTRUMENT CORPORATION          SPYGLASS, INC.

   By: /s/ Richard C. Smith                By:/s/ Michael F. Tyrrell

   Name: Richard C. Smith                  Name: Michael F. Tyrrell

   Title: Executive VP                     Title: EVP Business Development

   Date: 10/19/98                          Date: 10/19/98

                                   EXHIBIT A


                             Statement of Work


        TO BE PREPARED JOINTLY BY THE PARTIES IN ACCORDANCE WITH SECTION
                                    2.1

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 EXHIBIT B

                             Payment Schedule

   Dedicated ResourcesResources

   Position           Annual Rate           Annual Rate      Annual Rate
                          Year 1               Year 2          Year 3

   Project Manager          ***                 ***                 ***
   Architect                ***                 ***                 ***
   Engineer                 ***                 ***                 ***
   QA Specialist            ***                 ***                 ***
   Technical Doc Specialist ***                 ***                 ***
   Practice Manager         ***                 ***                 ***
   Systems Administrator    ***                 ***                 ***
   Administrator            ***                 ***                 ***

   The above rates shall be *** for any dedicated resources that are permanently assigned to a GI facility.


   Spyglass SpecialistsSpecialists

   Position                 Hourly Rate     Hourly Rate        Hourly Rate
                                Year 1        Year 2              Year 3

   Project Manager               ***            ***                 ***
   Architect                     ***            ***                 ***
   Engineer                      ***            ***                 ***
   QA Specialist                 ***            ***                 ***
   Technical Doc Specialist      ***            ***                 ***
   Practice Manager              ***            ***                 ***

   Position Descriptions

   Project Manager _ Knowledgeable in all aspects of software product development cycles and software support issues. Spyglass Product Managers will have day to day management responsibility of the different groups within the DSIC. Core functions of the Spyglass Program Manager are:
        [_]  Responsible for day-to-day management of the project groups
           (i.e. Development, SI&T, etc.)
        [_]  Responsible for the development  and management of  project work plans
        [_]  Communicate project direction, status, issues, and  changes to the appropriate management personnel
        [_]  Manage project issues and change management processes
        [_]  Monitor project  progress  and  project  reporting  related status
        [_]  Assist in managing project costs within the budget

   Architect _ Knowledgeable in all aspects of the technologies being implemented and able to develop large scale system design. Spyglass Architects focus at a strategic level as opposed to tactical implementation. Core functions of the Spyglass Architects are:

        [_]  Provide technical understanding of the project
        [_]  Provide  technical   understanding   of   the   tools   and
          technologies being deployed
        [_]  Provide technical  leadership  in  the  system  design  and architecture
        [_]  Participate in appropriate project planning sessions
        [_] Responsible for dissemination of appropriate technical knowledge to the client

   Engineer _ Knowledgeable in the technologies being implemented. Spyglass engineers will provide support to General Instrument as appropriate. Core functions of the Spyglass Engineers are:
        [_]  Participate   in   appropriate   aspects   of   application
          development (i.e. analysis, design, construction, testing & implementation)
        [_]  Participate in appropriate project planning sessions
        [_]  Responsible  for   the  completion   of  assigned   program
          deliverables
        [_]  Responsible  for  dissemination  of  appropriate  technical knowledge to client
        [_]  Provide technical support to GI customers
        [_]  Solve technical problems in area of expertise
        [_]  First point of contact for customer service

   QA Specialist _ Knowledgeable in software engineering development. Spyglass QA specialists will be responsible mainly in the SI&T and certification functions. Core functions of the Spyglass QA Specialist are:
        [_]  Design, implement, and execute test procedures and cases
        [_]  Develop the associated automation framework for testing
        [_]  Recognize additional testing  requirements within  existing test procedures and cases
        [_]  Independently prepare expected results for test cases
        [_]  Identify, document, and resolve all discrepancies

   Technical Documentation Specialist _ Experienced in a wide range of technical communications deliverables. Spyglass Technical Documentation Specialists will document the technical information regarding the DSIC. Core functions of the Spyglass Technical Documentation Specialist are:
        [_]  Responsible for the creation of technical documentation
        [_]  Responsible for the creation of any training materials
        [_]  Responsible for the creation of the acceptance plan
        [_] Responsible for maintenance of a bulletin board for support issues

   Practice Manager  _ Knowledgeable  in business  and technical  issues
   affecting  the  organization  and  industry.    Spyglass   Management
   Consultants will oversee and manage the entire DSIC. Core functions of the Spyglass Management Consultant are:
        [_]  Responsible for  the relationship  with General  Instrument and overall success of the DSIC
        [_]  Provide  business  and   technical  understanding  of   the
          organization and industry
        [_]  Provide knowledge regarding technologies and deliverables
        [_]  Provide resolutions to outstanding issues
        [_]  Assist in project planning and project charter development
        [_]  Provide business process support
        [_]  Overall budget and project responsibility

   System Administration _ Experienced in the installation and maintenance of hardware and software to support the day to day operations of the DSIC. Spyglass System Administrators will setup remote facilities for the DSIC. Core functions of the Spyglass System Administrator are:
        [_]  Responsible for the  installation and maintenance  internal networks
        [_]  Responsible for the installation and maintenance of day  to day hardware and software needs
        [_]  Purchase, negotiate, and research new hardware and software
        [_]  Maintain all  of  the internal  infrastructure  for  remote sites
        [_] Maintain relationships with external vendors in regards to infrastructure hardware and software

   Administration _ Experienced in providing support to the day to day operations of the DSIC. Core functions of the Spyglass System Administrator are:
        [_]  Responsible clerical type of functions
        [_]  Responsible for providing  the necessary  reporting of  the
          DSIC
        [_]  Responsible for the coordination  of external usage of  lab time, equipment, etc.
        [_]  Responsible for tracking software and equipment
        [_] Provide assistance to Spyglass and General Instrument management in the running of the DSIC facilities

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                               EXHIBIT C

   A.  Staffing Schedule



                      Q1     Q2    Q3     Q4     Total Total   Total
   Position           Year   Year  Year   Year   Year  Year    Year
                      1      1     1      1      1     2       3


   Project Manager    ***    ***   ***    ***    ***   ***    ***


   Architect          ***    ***   ***    ***    ***   ***    ***


   Engineer           ***    ***   ***    ***    ***   ***    ***


   QA                 ***    ***   ***    ***    ***   ***    ***


   Technical Writer   ***    ***   ***    ***    ***   ***    ***


   Management         ***    ***   ***    ***    ***   ***    ***


   System             ***    ***   ***    ***    ***   ***    ***
   Administration

   Administration     ***    ***   ***    ***    ***   ***    ***


   Totals              ***    ***   ***    ***    ***   ***    ***


        Personnel Qualifications

             1.   Project Manager
             2.   Architect
             3.   Engineer
             4.   QA
             5.   Technical Writer
             6.   Management
             7.   System Administration
             8.   Administration

                               EXHIBIT D

                               Key Employees


          TO BE IDENTIFIED JOINTLY BY THE PARTIES DURING THE TERM

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 EXHIBIT E

             Cable Industry EntitiesIndustry EntitiesEntities

    List of Cable Entities, including all Affiliates thereof,  in both Domestic and International Markets


   ***

                                 Exhibit F

            Form of GI's Invention and Nondisclosure Agreement


                          General Insturment Logo (Registered Trademark)

                         NON-DISCLOSURE AGREEMENT


   Agreement made this   day of           199__, by and between  GENERAL
   INSTRUMENT CORPORATION, having an office at 101 Tournament Drive, Horsham, Pennsylvania 19044 (the "Company") and
   ________________________,       having       an       office       at
   _____________________________________ ("Recipient").

   1. Recitals. The Company desires to disclose, and Recipient desires to receive, information which is deemed to be confidential, secret and/or proprietary to the Company for the purpose of enabling the Recipient to provide services to Spyglass DSIC, Inc. in support of an agreement with the Company.

   2. Definition. "Confidential Information" shall mean any and all information disclosed by the Company to Recipient, including, without limitation, system concepts, electronic configurations, component specifications, logic diagrams, equipment designs, system designs, system architecture, protocols, software, processes, financial matters, business matters, research programs and any information which can be obtained by examination, testing or analysis of any hardware, software or any component part thereof provided by Company to Recipient.

   3. Protection of Confidential Information. In consideration of the Company disclosing from time to time at its own discretion certain of its Confidential Information to Recipient or its officers, employees or agents, Recipient agrees that it shall use the Confidential Information only for the purposes stated in this Agreement and that it will not disclose at any time, nor permit its officers, employees or agents to disclose at any time (either during their respective employment by Recipient or thereafter), nor appropriate or use on its own behalf or on the behalf of others, any Confidential Information, except as otherwise provided herein, without in each instance first obtaining the Company's written consent thereto. Except as necessary to fulfill the purposes of this Agreement, Recipient further agrees not to make, or permit to be made by its officers, employees or agents, copies, abstracts or summaries of any Confidential
   Information, including, but not limited to, pictures, drawings, specifications, plans, data, notes and reports embodying any Confidential Information. Recipient further agrees to return to the Company, within ten (10) days following the Company's request, all such documents or other embodiments of any Confidential Information.
    Recipient acknowledges and agrees that all Confidential Information disclosed by the Company is provided AS IS without any warranty, whether express or implied, as to its accuracy, completeness or use for a particular purpose unless otherwise specifically set forth in writing by the Company.

   4. Exceptions. The obligations under this Agreement shall not apply to Confidential Information which (a) is available to the public by publication in a single source; (b) is rightfully received from a third party without restriction on disclosure and without breach of this Agreement; (c) is independently developed by the receiving party provided that any person developing same have not had access to the Confidential Information; (d) is approved for release by written authorization of the Company; (e) is disclosed pursuant to a requirement of a governmental agency or by judicial requirement.

   5. No Rights Granted. This Agreement shall not be construed as granting or conferring, either expressly or impliedly, any rights, licenses or relationships by the furnishing of Confidential Information specified above or pursuant to this Agreement. Without in any way limiting the foregoing it is specifically understood and agreed that Recipient shall in no way obtain any copyright in any computer program furnished hereunder nor in any translation, modification, correction or addition thereto.

   6. Equitable Remedies. Recipient acknowledges and agrees that the unauthorized use or disclosure of Confidential Information will cause serious, irreparable and significant harm, damage or loss to the
   Company, which will be difficult or impossible to ascertain. Accordingly, Recipient agrees that the Company will have, in addition to all other remedies at law or in equity, the right to seek immediate injunctive relief to enforce Recipient's obligations under this Agreement. In the event of a breach of this Agreement by Recipient, all costs, including reasonable attorneys' fees, incurred by the Company in enforcing this Agreement shall be borne by Recipient.

   7.   Entire Agreement.    This  Agreement  is  the  entire  agreement
   between the parties with respect to the subject matter contained herein and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter.

   8. Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania and the parties hereto agree to submit themselves to the jurisdiction of all federal and state courts within such Commonwealth.

   9. Amendments or Waivers. This Agreement may not be amended except by written agreement signed by duly authorized representatives of both parties. No failure to or delay in exercising any right under this Agreement will operate as a waiver of such right.

   10.  No Future Obligations and Non-Exclusivity.   Neither        this
   Agreement nor any obligation undertaken hereby shall obligate either party to enter into any further business relationship. Except as otherwise agreed to in writing by the parties and subject to the terms of this Agreement, either party may meet, exchange information, enter into agreements and conduct business of any kind with third parties, to the exclusion of the other party hereto, relating to the purpose or project for which Confidential Information is disclosed hereunder.

   11. Publicity. Neither party shall publicly announce or disclose the terms of this Agreement, or advertise or release any publicity regarding this Agreement or the fact that the parties are engaged in discussions, without the prior written consent of the other party. This provision shall survive the expiration, termination or cancellation of this Agreement.

   12. Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns, but no Party shall have the power to assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto or as otherwise provided herein. Notwithstanding the foregoing, a Party may, without the consent of the other Party, assign its rights and obligations under this Agreement to any successor entity in the event of such Party's sale or transfer of substantially all of the assets or stock of such Party or a division thereof responsible for the performance of such Party's obligations hereunder, or in the event of a merger, consolidation or reorganization; provided, however, in any such event, such assignor shall not be relieved of any of its obligations hereunder except to the extent performed or satisfied by the assignee.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

   General Instrument Corporation


   By:__________________________
   Name:
   Title:

   RECIPIENT:

   By:___________________________
   Name:
   Title:

       Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                 Exhibit G

                       Spyglass' Severance Policies


   November 3, 1997

   <<Name>>
   <<Address>>
   <<City>>

   Dear <<First Name>>:

   To remain competitive in today's market, Spyglass, Inc. has found it necessary to change its business strategies and restructure some organizations. Because of these business decisions, it is necessary to inform you that your employment with Spyglass will be terminated.

   This letter informs you that effective today, Spyglass is giving you a *** day notification period. During this period, you will receive ***. You are not expected ***.

   At the conclusion of the notification period on December 3, 1997, your employment with Spyglass will officially terminate. If you agree to the terms contained in this letter agreement, you will then be eligible for the following severance package: Employees with up to one (1) year of service shall receive *** of severance pay. Employees with one year or more of services shall receive *** of severance pay for every *** worked. Your are eligible to be paid
   <<SevDays>> Weeks of severance (through <<EndDate>>) at ***.  Such salary payments shall continue to be made in accordance with the Company's normal payroll practices and be subject to all applicable withholding requirements. Paid time leave shall continue to accrue through December 3, 1997 and will be included in your termination check to be paid on December 3rd.

   Because the purpose of this severance package is to ease our transition to new employment you will be provided with up to *** of outplacement assistance; however, your outplacement assistance and severance payments will cease upon your acceptance of other employment. You agree that you will notify the Company promptly upon acceptance of any employment elsewhere.

   In addition, the company will pay for the medical and dental benefits you presently c carry through <<InsDate>> based on your acceptance of this agreement. You may elect to continue your medical and dental coverage subsequent to <<InsDate>> at your expense, subject to the COBRA stipulations. You will be sent further information regarding extending these benefits upon termination.

   All stock options available to be exercised as of December 3, 1997 must be executed within ninety (90) days from termination (March 3, 1998).

   Acceptance of this agreement acknowledges yo0u concurrence with the following terms.

   .You acknowledge the continuing applicability of the provisions of the Invention and Non-Disclosure Agreement executed by you, between Spyglass and you.

   .You agree that you will not make any negative or derogatory comments or disclose any negative or derogatory information about the Company or its management, business, personnel, products or services. The Company agrees that it will not make any negative or derogatory comments or disclose any negative or derogatory information about you or your employment with the Company.

   .On behalf of yourself, your agents, representatives, attorneys, assigns, heirs executors and administrators, you hereby release and forever discharge the company and its employees, officers, directors, shareholder, representatives and agents from any and all claims that you have relating to or pertaining to your employment or the termination thereof or to your ownership of shares or options to acquire shares in the Company, or any other claim that arose or could have arisen on or before the date of this letter agreement, including but not limited to claims in tort or contract, under Title VII of the Civil Rights Act of 1964, 42 U.S.C. s2000e et. Seq., the American with Disabilities Act, 42 U.S. C. s12101 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. s621 et. seq., the Civil rights Act, Mass.Gen L. c 12 xx11H11I et seq., the Equal Rights Act, mass. Gen L. c93 s102 et seq., the Mass Gen L. c 151B x1 et seq. and damages arising out of all employment discrimination, wrongful discharge or other common law claims excepts any and all such claims which may arise out of the company's nonperformance of its obligations under this letter agreement. You represent and warrant that you have not filed any complaints, charges or claims for relief against the Company with any local, state or federal court or administrative agency, with currently are outstanding.

   .This letter agreement shall inure to the benefit of an be binding upon the parties hereto and their successors and assigns.

   .You acknowledge that it would be difficult to fully compensate the Company for damages for breach by you of any of the provisions contained in this letter agreement. Accordingly, you specifically agree that the Company shall be entitled to equitable relief to enforce such provisions without the necessity of proving actual damages.

   .You agree to immediately return to Spyglass, any equipment or property owned by the Company that your are using;

   .This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

   You should consult your own attorney before signing this letter and may take up to forty-five (45) days to do so. If, after reviewing this letter with your attorney, you find that its terms and conditions are satisfactory to you, sign and return this letter in the enclosed stamped envelope. If you sign this letter, you may change your mind an revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter will become a binding agreement between you and the Company upon the expiration of the seven (7) day revocation period.

   Attachment A of this letter provides you with disclosures required by federal law regarding the employees eligible for this severance package. By your signature below, you acknowledge that you have read Attachment A and understand its contents.

   Very truly yours,

   SPYGLASS, INC.

   Douglas P. Colbeth
   President & CEO

   I hereby agree to the terms and conditions set forth above. I have been given at least 45 days to consider this letter agreement and I have chosen to execute this letter agreement on the date indicated below. I intend that this letter will become a binding agreement between me and the Company if I do not revoke my acceptance within seven (7) days.

   <<Name>.                                Date


   Attachment